EXHIBIT 4


                        INFORMATION CONCERNING STRATEGIC
                           INVESTMENT PARTNERS LIMITED
                        ---------------------------------

                  The information set forth in this Exhibit 4 was provided to the Reporting Persons by Strategic Investment Partners Limited ("SIPL"). SIPL and the persons referred to in this Exhibit 4 assume no responsibility for any other information included in this filing. In addition, such persons expressly disclaim beneficial ownership over all the Shares reported herein.

                  SIPL is a Cayman Islands corporation jointly owned by Quantum Industrial Partners LDC ("QIP") and Quasar Strategic Partners LDC ("QSP"). SIPL has its principal address at Kaya Flamboyan 9, Willemstad, Curacao, Netherlands Antilles. The principal business of SIPL is investing in securities. Current information concerning the identity and background of the directors and officers of SIPL is set forth on Annex A hereto, which is incorporated herein by reference.

                  Current information concerning each of SIPL, QIP and QSP (as well as any other persons that may be deemed to have investment discretion over securities held for the account of SIPL, QIP and QSP) is set forth in Annex A hereto, which is incorporated herein by reference.

                  During the past five years, to the best of SIPL's knowledge, no other person identified in this Exhibit 4 has been (a) convicted in a criminal proceeding, or (b) a party to any civil proceeding of a judicial or administrative body of competent jurisdiction as a result of which it or he has been subject to a judgment, decree or final order enjoining future violations of, or prohibiting or mandating activities subject to, federal or state securities laws, or finding any violation with respect to such laws.

                                      SIPL

                  The identity and background of the officers and directors of SIPL is set forth below.

                                   QIP AND QSP

                  Each of QIP and QSP is a Cayman Islands exempted limited duration company with its principal address at Kaya Flamboyan 9, Willemstad, Curacao, Netherlands Antilles. The principal business of QIP and QSP is investing in securities. Current information concerning the identity and background of the directors and officers of QIP and QSP is set forth below.

                  QIH Management Investor, L.P. ("QIHMI"), an investment advisory firm organized as a Delaware limited partnership, is a minority shareholder of, and (pursuant to constituent documents of each of QIP and QSP) is vested with investment discretion with respect to the portfolio assets held for the account of, QIP and QSP. The principal business of QIHMI is to provide management and advisory services to, and to invest in, QIP and QSP. QIH Management Inc. ("QIH Management"), a Delaware corporation of which Mr. George Soros is the sole shareholder, is the sole general partner of QIHMI. The principal business of QIH Management is to serve as the sole general partner of QIHMI. QIHMI and QIH Management have their principal offices at 888 Seventh Avenue, 33rd Floor, New York, New York 10106. QIHMI, by reason of its investment discretion over the securities owned by QIP and QSP the QIH Management, as the sole general partner of QIHMI, may each be deemed the beneficial owner of the Shares held for the account of QIP and QSP for purposes of Section 13(d) of the Securities Exchange Act of 1934, as amended.

                  Mr. Soros has entered into an agreement dated as of January 1, 1997 with Soros Fund Management LLC ("SFM LLC"), a Delaware limited liability company of which Mr. Soros is Chairman, pursuant to which Mr. Soros has, among other things, agreed to use his best efforts to cause QIH Management, as the general partner of QIHMI, to act at the direction of SFM LLC, which agreement to so act shall terminate upon the earlier of (a) the assignment to SFM LLC of the legal and beneficial ownership interest in QIH Management and (b) the assignment to SFM LLC of the general partnership interest in QIHMI.

                  The business of SFM LLC is managed through a management Committee (the "Management Committee") comprised of Mr. Soros, Mr. Stanley Druckenmiller and Mr. Gary Gladstein. SFM LLC, a Delaware limited liability company, has its principal office at 888 Seventh Avenue, 33rd Floor, New York, New York 10106. Its principal business is to serve, pursuant to contract, as the principal investment manager to several foreign investment companies (the "SFM Clients"). Mr. Soros, as Chairman of SFM LLC, has the ability to direct the investment decisions of SFM LLC and as such may be deemed to have investment discretion over the securities held for the accounts of the SFM Clients. Mr. Druckenmiller, as Lead Portfolio Manager of SFM LLC, has the ability to direct the investment decisions of SFM LLC and as such may be deemed to have investment discretion over the securities held for the accounts of the SFM Clients. Set forth below is a list of the Managing Directors (the executive officers) of SFM LLC.

                  The principal occupation of Mr. Soros, a United States citizen, is his direction of the activities of SFM LLC, which is carried out in his capacity as Chairman of SFM LLC at SFM LLC's principal office. The principal occupation of Mr. Druckenmiller is his position as Lead Portfolio Manager and Managing Director of SFM LLC, which is carried out at SFM LLC's principal office.

                  SFM LLC acts as principal investment manager to Quasar International Partners C.V. ("Quasar Partners"), a Netherlands Antilles limited partnership, which is one of the SFM Clients and which is the principal shareholder of QSP. Pursuant to its contract with Quasar Partners, SFM LLC has granted investment discretion over certain assets of Quasar Partners to Discovery Management, L.P. ("Discovery"). In connection therewith, 165,600 Shares have been purchased for the account of Quantum Partners by Discovery. None of SFM LLC, Mr. Soros and Mr. Druckenmiller currently exercises voting or dispositive power over such Shares.

                     DIRECTORS AND OFFICERS OF SIPL AND QIP



                                     PRINCIPAL              BUSINESS
    NAME/TITLE/CITIZENSHIP           OCCUPATION             ADDRESS
    ----------------------           ----------             --------

Curacao Corporation                Managing Director      Kaya Flamboyan 9
Company N.V.                       of Netherlands         Willemstad
 Managing Director                 Antilles               Curacao,
 (Netherlands Antilles)            corporations           Netherlands
                                                          Antilles

Inter Caribbean Services           Administrative         Citco Building
Limited                            services               Wickhams Cay
 Secretary                                                Road Town
 (British Virgin                                          Tortola
  Islands)                                                British Virgin
                                                           Islands



                   DIRECTORS AND OFFICERS OF QIH MANAGEMENT


NAME/TITLE                     PRINCIPAL
CITIZENSHIP                    OCCUPATION               BUSINESS ADDRESS
-----------                    ----------               ----------------

Gary Gladstein                Managing Director        888 Seventh Avenue
Director and                  of SFM LLC               33rd Floor
President                                              New York, N.Y. 10106
(United States)

Sean C. Warren                Managing Director        888 Seventh Avenue
Director, Vice                of SFM LLC               33rd Floor
President and                                          New York, N.Y. 10106
Secretary
(United States)

Peter Streinger               Chief Financial          888 Seventh Avenue
Treasurer                     Officer of SFM LLC       33rd Floor
(United States)                                        New York, N.Y. 10106

Michael C. Neus               Assistant General        888 Seventh Avenue
Vice President and            Counsel of SFM LLC       33rd Floor
Assistant Secretary                                    New York, N.Y. 10106
(United States)



To the best of SIPL's knowledge:

(a)   None of the above persons holds any Shares.
(b) None of the above persons has any contracts, arrangements, understandings or relationships with respect to the Shares.

                     DIRECTORS AND OFFICERS OF QSP



                                PRINCIPAL              BUSINESS
NAME/TITLE/CITIZENSHIP          OCCUPATION             ADDRESS (OR RESIDENCE)
----------------------          ----------             ----------------------

Curacao Corporation             Managing Director      Kaya Flamboyan 9
Company N.V.                    of Netherlands         Willemstad
 Managing Director              Antilles               Curacao,
 (Netherlands Antilles)         corporations           Netherlands
                                                       Antilles

Inter Caribbean Services        Administrative         Citco Building
Limited                         services               Wickhams Cay
 Secretary                                             Road Town
 (British Virgin                                       Tortola
  Islands)                                             British Virgin
                                                        Islands

Richard Katz                    Private Investor       Villa La Sirena
 President                                             Vico
 (United Kingdom)                                      dell'Olivetta 12
                                                       18039 Mortola
                                                       Inferiore
                                                       Ventimiglia
                                                       Italy (Residence)



To the best of SIPL's knowledge:

(a)   None of the above persons holds any Shares.
(b) None of the above persons has any contracts, arrangements, understandings or relationships with respect to the Shares.

                          MANAGING DIRECTORS OF SFM LLC

                  The following is a list of all of the persons (other than Stanley Druckenmiller) who serve as Managing Directors of SFM LLC:

         Scott K.H. Bessent
         Walter Burlock
         Brian J. Corvese
         Jeffrey L. Feinberg
         Arminio Fraga
         Ron Hiram
         Gary Gladstein
         David Gerstenhaber
         Robert K. Jermain
         David N. Kowitz
         Alexander C. McAree
         Paul McNulty
         Gabriel S. Nechamkin
         Steven Okin
         Dale Precoda
         Lief D. Rosenblatt
         Mark D. Sonnino
         Filiberto H. Verticelli
         Sean C. Warren

Each of the above-listed persons is a United States citizen whose principal occupation is serving as Managing Director of SFM LLC, and each has a business address c/o Soros Fund Management LLC, 888 Seventh Avenue, 33rd Floor, New York, New York 10106.



To the best of SIPL's knowledge:

(a)   None of the above persons holds any Shares.
(b) None of the above persons has any contracts, arrangements, understandings or relationships with respect to the Shares.